UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 21, 2003


                       NATIONAL SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

   DELAWARE                        1-6453           95-2095071
(State of Incorporation)       (Commission        (I.R.S. Employer
                                File Number)      Identification Number)


                    2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090
                       SANTA CLARA, CALIFORNIA 95052-8090
                    (Address of Principal Executive Offices)

                                 (408) 721-5000

              (Registrant's telephone number, including area code)
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NATIONAL SEMICONDUCTOR CORPORATION

Index


                                                                Page
                                                                ----

Item 7.  Financial Statements and Exhibits                        3

Item 9.  Regulation FD Disclosure                                 3

Signature                                                         4

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NATIONAL SEMICONDUCTOR CORPORATION
Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c )  Exhibits
         --------------

Exhibit No.                Description of Exhibit
-----------                ----------------------

     99.1                  News release dated May 21, 2003*

     * This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.


Item 9.  REGULATION FD DISCLOSURE

This information, furnished under this "Item 9. Regulation FD disclosure," is intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216 and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.

On May 21, 2003, the company issued a news release updating its progress in implementing the strategic profit-improvement actions announced in February 2003. The news release is attached as Exhibit 99.1. The key parts of the plan were efforts to sell the information appliance ("IA") and cellular baseband businesses. The company has conferred with several prospective buyers of the IA business and is continuing to actively pursue a sale. The company has decided, however, to close its cellular baseband business, effective immediately. It is therefore eliminating approximately 340 positions from its worldwide workforce, which includes positions in the business units and related support functions as well as for various infrastructure reductions consistent with the company's overall profit-improvement objectives. As a result of these actions, the company will incur charges of approximately $25 to $30 million in the fourth fiscal quarter which ends May 25, 2003.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            NATIONAL SEMICONDUCTOR CORPORATION

Dated: May 21, 2003
                                            \S\ Robert E. DeBarr
                                            Robert E. DeBarr
                                            Controller
                                            (Principal Accounting Officer)